Exhibit 10.2

THE GEO GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. EFFECTIVE DATE, TERM AND PURPOSE. The GEO Group, Inc., a Florida corporation (“GEO”) has previously established The GEO Group, Inc. 2011 Employee Stock Purchase Plan, effective July 9 2011. GEO hereby amends and restates The GEO Group, Inc. 2011 Employee Stock Purchase Plan as the Amended and Restated The GEO Group, Inc. Employee Stock Purchase Plan (the “Plan”). The Company is seeking shareholder approval of this amendment in order to maintain the qualification of the Plan under Section 423 of the Code. The effective date of this amendment (the “Amendment Effective Date”) shall be July 9, 2021, provided it is approved by the shareholders of the Company prior to such date. Unless earlier terminated pursuant to Section 15(c) hereof, the Plan shall terminate on the tenth anniversary of the Amendment Effective Date. Capitalized terms used herein are defined in Annex A attached hereto. The purpose of the Plan is to encourage stock ownership by employees of the Company in order to increase their identification with the Company’s goals and secure a proprietary interest in the Company’s success. Capitalized terms herein shall have the meanings assigned to such terms in Section 17.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 and all such authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

3. STOCK SUBJECT TO PLAN.

a. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Beginning on the Amendment Effective Date, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 506,023 shares.

b. In the event of any of the following transactions affecting the Common Stock: any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock, or a merger, consolidation, acquisition of property or shares, spin-off, other distribution of stock or property (including any extraordinary cash or stock dividend), or liquidation or other similar event affecting the Company, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the outstanding purchase rights, and such adjustments shall be final, binding and conclusive on the holders of those rights.

4. ELIGIBILITY.

a. Participation in the Plan is voluntary. Subject to Section 4(b) below, each Employee who has been employed by the Company for at least one year and whose customary employment is more than 20 hours per week will be eligible to participate in the Plan.

b. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Common Stock under the Plan (i) to the extent that, immediately after such purchase, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of GEO or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of GEO or of any Subsidiary, or (ii) if such Employee is both a highly compensated employee (within the meaning of section 414(q) of the Code) and an officer of the Company subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934.

5. PARTICIPATION. An eligible Employee may participate in the Plan by completing the Enrollment Application. Participation in the Plan shall commence as soon as administratively possible after the Enrollment Application has been processed by the Company. Subject to Section 8(b) hereof, Participant’s enrollment in the Plan and any Payroll Deduction shall terminate as of the date he or she no longer meet the eligibility requirements of Section 4.

6. OFFERING PERIODS.

a. Shares of Common Stock shall be offered for purchase under the Plan through a series of Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. At the discretion of the Plan Administrator, Offering Periods may overlap one another.

b. Unless otherwise determined by the Plan Administrator prior to the start date of any Offering Period, each Offering Period shall begin on the first day of each month and end on the last day of such month. Notwithstanding any provision in this Plan to the contrary, an Offering Period shall not be of a duration which exceeds twenty-four (24) months.

7. PAYROLL DEDUCTIONS.

a. Except as otherwise provided by the Plan Administrator, at the time a Participant enrolls in the Plan (or at any subsequent time while the Participant is still an eligible Employee), the Participant shall elect to have Payroll Deductions made with respect to the Payroll Salary paid during any Payroll Period. A Payroll Deduction may not be less than $5 or more than $500 for any Payroll Period. Payroll Deductions for a Participant shall become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator or its designee and shall end when terminated by the Participant, unless earlier terminated pursuant to the Plan.

b. Notwithstanding anything to the foregoing, the Participant’s Payroll Deduction shall not exceed the Participant’s Payroll Salary as reduced, either by application of applicable law or otherwise, by any deductions including, without limitation, (i) any income or employment tax withholdings, (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate, (iii) and child or spousal support obligations, or (iv) wage garnishments.

c. Except as otherwise provided by the Plan Administrator or the terms of this Plan, a Participant’s Payroll Deduction will remain in effect for each subsequent Payroll Period throughout the current and subsequent Offering Periods except to the extent such Payroll Deduction is changed in accordance with the terms of this Plan.

d. Except as otherwise provided by the Plan Administrator or the terms of this Plan, a Participant may, at any time discontinue, increase or decrease his or her rate of Payroll Deduction to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator or its designee.

e. All Payroll Deductions made for a Participant shall be credited to his or her Payroll Deduction Account. A Participant may not make any additional payments or contributions to his or her Payroll Deduction Account unless otherwise provided for by the Plan Administrator.

f. Notwithstanding the foregoing, to the extent necessary to comply with the terms of this Plan, a Participant’s Payroll Deductions may be decreased by the Company to zero at any time. Payroll deductions shall recommence at the rate provided in such Participant’s Payroll Deduction elections when first permitted under this Plan, unless terminated by the Participant.

g. No interest shall accrue on Payroll Deductions of a Participant in the Plan.

8. PURCHASE RIGHTS.

a. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled. The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, on the Purchase Date of such Offering Period, upon the terms set forth below. A Participant shall execute any forms or documents in connection with his or her purchase rights (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

b. Purchase of Common Stock. Each purchase right shall be automatically exercised on the Purchase Date. The purchase shall be effected by applying the funds in the Participant’s Payroll Deductions Account on the Purchase Date to the purchase shares of Common Stock by dividing the amount of money in such Participant’s Payroll Deduction Account in the Plan by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3, 4, 7 and 9 hereof. At the discretion of the Plan Administrator, fractional shares may be purchased. A Participant shall automatically purchase Common Stock on the Purchase Date even if such Participant is no longer employed with the Company or is no longer eligible to participate in the Plan as of the Purchase Date. Notwithstanding the foregoing, in the event the Participant terminates employment with the Company more than 90 days before the next Purchase Date or becomes ineligible to participate in the Plan pursuant to Section 4(b)(i) hereof, then the funds in such Participant’s Payroll Deduction Account shall be promptly refunded to the Participant and no Common Stock shall be purchased with the funds in such Participant’s Payroll Deduction Account.

c. Purchase Price. Unless otherwise determined by the Plan Administrator prior to the beginning of an Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within a particular Offering Period shall be equal to ninety-five percent (95%) of the Fair Market Value per share of Common Stock on such Purchase Date. Notwithstanding any other provisions of this Plan, the Purchase price may not be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the first day of the Offering Period; or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the applicable Purchase Date.

d. Maximum Number of Purchasable Shares. The maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Five Hundred (500) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed Twenty Thousand (20,000) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. Notwithstanding the above, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular Offering Period on each Purchase Date which occurs during that Offering Period.

e. Excess Payroll Deductions. Except as provided below, any Payroll Deductions not applied to the purchase of shares of Common Stock on any Purchase shall be held for the purchase of Common Stock on the next Purchase Date. Notwithstanding the above, any Payroll Deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date or any other reason shall be promptly refunded. In the event the Participant is not employed by the Company on the Purchase Date, any funds remaining in the Participant’s Payroll Deduction Account immediately following the Purchase Date shall be refunded as soon as administratively possible.

f. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Section 9, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the Offering Period in which he or she is enrolled, then no further Payroll Deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the Offering Period in which he or she is enrolled, and Payroll Deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that Offering Period in compliance with the accrual limitations of Section 9.

g. Withdrawal from Offering Period. Except as otherwise provided for by the Plan Administrator or pursuant to the terms of this Plan, a Participant may not withdraw from any Offering Period in which he or she is enrolled or has Payroll Deductions in his or her Payroll Deduction Account. To the extent the Plan Administrator permits a Participant to withdraw from an Offering Period, all the funds in such Participant’s Payroll Deduction Account shall be distributed to the Participant, no further Payroll Deductions shall be collected from the Participant with respect to that Offering Period and such withdrawal shall be irrevocable with respect to such Offering Period.

h. Termination of Purchase Right. Except as provided in Section 8(b), in the event a Participant ceases to remain eligible to participate in the Plan for any reason while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s Payroll Deductions for the Offering Period in which the purchase right so terminates shall be refunded as soon as administratively possible.

i. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan or the limit on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date, the Plan Administrator shall make a pro-rata allocation of the shares available or purchasable on a uniform and nondiscriminatory basis, and the Payroll Deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

j. Delivery of Stock. As promptly as practicable after each Purchase, the Company shall arrange the delivery to each Participant the shares of Common Stock purchased by such Participant. At the Company’s sole election, the Company may deliver such shares in certificated or book entry form. Alternatively, the Company may issue and deliver certificates for the number of shares of Common Stock purchased by all Participants to a firm which is a member of the National Association of Securities Dealers, as selected by the Company, which shares shall be maintained by such firm in a separate brokerage account for each Participant.

k. Stockholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

9. ACCRUAL LIMITATIONS.

a. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty Five Thousand Dollars ($25,000.00) worth of stock of GEO or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

b. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date during the Offering Period.

c. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the Payroll Deductions that the Participant made during that Offering Period shall be promptly refunded.

d. In the event there is any conflict between the provisions of this Section and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section shall be controlling.

10. TRANSFERABILITY AND LIMITATIONS ON TRANSFER OF COMMON STOCK. Neither Payroll Deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the purchase of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed. Except as otherwise provided for by the Board, Shares of Common Stock purchased pursuant to this Plan may not be assigned, sold, transferred or otherwise disposed of by a Participant for 1 year following the Purchase Date; provided, however, that this restriction on transferability of Common Stock shall not apply following a Change in Control.

11. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be purchased or issued under this Plan unless the purchase, issuance and delivery of such shares will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to purchase Common Stock, the Company may require the Participant who is making such purchase to represent and warrant that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Additionally, the Company may require that shares acquired through the Plan be held by the Participant for a minimum period of time before such shares may be transferred. The Company may require a legend setting forth any applicable transfer restrictions to be stamped or otherwise written on the certificates of shares purchased through the Plan.

12. CHANGE IN CONTROL. In the event of a Change in Control of the Company, each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of such Change in Control. Any applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date. Notwithstanding the provisions of this Section 12 to the contrary, the Plan Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Change in Control, in which case all Payroll Deductions in each Participant’s Payroll Deduction Account shall be promptly refunded. Unless otherwise provided by the Board all Payroll Deductions shall cease following the Change in Control.

13. USE OF FUNDS. All Payroll Deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Payroll Deductions.

14. TERM OF PLAN. Subject to the Plan being approved by the affirmative vote of the holders of a majority of the shares of Common Stock which are present or represented and entitled to vote and voted at a meeting on or before the date which is no later than twelve (12) months after the date the Plan is adopted by the Board, the Plan shall become effective July 9, 2021. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last Purchase Date immediately preceding the tenth anniversary of the effective date of the Plan, and (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan. No further purchase rights shall be granted or exercised, and no further Payroll Deductions shall be made after Plan termination.

15. AMENDMENT OR TERMINATION.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as explicitly provided in the Plan, no amendment may make any change with respect to the purchase of Common Stock under this Plan which is to occur within 30 days following such amendment. In the event the Plan is terminated, a new Purchase Date shall be set forth (the “Termination Purchase Date”). The Termination Purchase Date shall be before the date of Plan termination. The Plan Administrator shall notify each Participant in writing, at least fourteen (14) business days prior to the Termination Purchase Date, that the Purchase Date has been changed to the Termination Purchase Date. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), GEO shall obtain shareholder approval in such a manner and to such a degree as required, in connection with Plan amendment or termination. There shall be no Payroll Deductions following the Termination Purchase Date.

b. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the GEO’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in GEO’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, (iii) modify the eligibility requirements for participation in the Plan, or (iv) any other amendment requiring shareholder approval under any applicable law, regulation or rule.

c. Notwithstanding Section 15(a) above, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any additional compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan as of the effective date of the Plan be subsequently revised so as to require the Company to recognize compensation expense in the absence of such amendment or termination.

16. MISCELLANEOUS.

a. Purchase Rights Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees eligible to participate in the Plan shall have the same rights and privileges hereunder.

b. Administrative Costs. All costs and expenses incurred in the administration of the Plan, including purchase of shares under the Plan, shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

c. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

d. No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, any employee’s employment at any time.

e. Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

f. Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

g. Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Florida to the extent not preempted by federal law.

h. Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Common Stock, as well as federal, state and foreign securities laws.

i. Severability. In the event that any provision of the Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

j. Withholding. To the extent that the Company has any federal, state, or other tax withholding obligations, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

k. No Guarantee of Tax Consequences. The Company does not make any commitment or guarantee that any particular tax treatment shall apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

l. Electronic or Telephonic Elections. The Company may, in its discretion, permit Participants to make electronic elections or telephonic elections in lieu of any written enrollment agreement.

17. DEFINITIONS.

a. “Board” shall mean the Board of Directors of GEO or a committee of the Board as from time to time appointed by the Board.

b. “Change in Control” shall be deemed to occur upon:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(iv) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

c. “Code” shall mean the Internal Revenue Code of 1986, as amended.

d. “Common Stock” shall mean the common stock of GEO par value $0.01 per share.

e. “Company” shall mean GEO and any Corporate Affiliate of GEO.

f. “Corporate Affiliate shall mean (i) any parent or subsidiary corporation of GEO (as determined in accordance with Code Section 424), whether now existing or subsequently established.

g. “Employee” shall mean any individual who is an employee of the Company for federal income tax purposes.

h. “Enrollment Application” shall mean any enrollment forms or procedures, including payroll deduction authorizations, effectuated by any means prescribed by the Plan Administrator or its designee, including by means of internet or telephone-based communications.

i. “Fair Market Value” shall mean, as of any date, the closing sales price of Common Stock on that date as listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable. In the event that Fair Market Value is to be determined for a day which is not a Trading Day, the Fair Market Value shall be the closing sales price of the Common Stock on the immediately preceding Trading Day. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

j. “GEO” shall mean The GEO Group, Inc., a Florida corporation.

k. “Offering Period” shall mean a period of time during which Common Stock is offered to Participants to purchase with payroll deductions accumulated at the end of the period, as set forth in Section 6 of the Plan.

l. “Participant” shall mean an eligible Employee who is participating in the Plan or, if applicable, such Participant’s estate, legal guardian or heir at law.

m. “Payroll Deduction” shall mean the amount a Participant elects to have deducted from his Payroll Salary during any Payroll Period in accordance with Section 7 of the Plan.

n. “Payroll Deduction Account” shall mean a bookkeeping entry that shows the amount of money available for purchase of Common Stock for a Participant under the Plan from Payroll Deductions.

o. “Payroll Period” shall mean the period of time for which each Employee is paid according to the schedule determined by the Company, such that immediately after the last day of such period no base compensation is owed by the Company to the Employee.

p. “Payroll Salary” shall mean (i) the full base salary (including overtime) paid to a Participant by the Company during any Payroll Period. Except as otherwise determined by the Plan Administrator, Payroll Salary shall not include bonuses, commissions. Payroll Salary shall be calculated before deduction of (A) any income or employment tax withholdings, or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the

Company or any Corporate Affiliate. However, Payroll Salary shall not include any non-cash items, severance or notice pay, expense allowances or reimbursements, income attributable to stock options or other stock-base compensation or contributions, or any other forms of extraordinary compensation.

q. “Plan” shall mean this The GEO Group, Inc. Amended and Restated Employee Stock Purchase Plan.

r. “Plan Administrator” shall mean the Board or a committee appointed by the Board to administer the Plan.

s. “Purchase Date” shall mean the last business day of each month, unless otherwise provided in the Plan or determined in writing by the Plan Administrator.

t. “Purchase Price” shall mean an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date, unless otherwise provided in the Plan or determined in writing by the Plan Administrator.

u. “Subsidiary” shall mean any domestic corporation other than GEO which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with GEO if, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

v. “Trading Day” shall mean a day on which national stock exchanges are open for trading.